Exhibit 21.1

Subsidiaries of Penn National Gaming, Inc. (a Pennsylvania corporation)

Name of Subsidiary	State or Other Jurisdiction of Incorporation
Alton Casino, LLC (d/b/a Argosy Casino Alton)	Illinois
HC Bangor, LLC. (d/b/a Hollywood Casino Bangor)	Maine
Belle of Sioux City, L.P. (d/b/a Argosy Casino Sioux City)	Iowa
Beulah Park Gaming Ventures, Inc. (d/b/a Beulah Park)	Ohio
BSLO, LLC. (d/b/a Hollywood Casino Bay St. Louis)	Mississippi
BTN, LLC. (d/b/a Boomtown Biloxi)	Mississippi
Casino Rama Services, Inc.	Ontario
Central Ohio Gaming Ventures, LLC (d/b/a Hollywood Casino Columbus)	Ohio
CHC (Ontario) Supplies Limited	Nova Scotia
CHC Casinos Canada Limited	Nova Scotia
CHC Casinos Corp.	Florida
Crazy Horses, Inc. (d/b/a Raceway Park)	Ohio
CRC Holdings, Inc.	Florida
Dayton Real Estate Ventures, LLC	Ohio
Delvest LCC	Delaware
Delvest Sub. Corp.	Delaware
HC Joliet, LLC (d/b/a Hollywood Casino Joliet)	Illinois
Hollywood Casinos, LLC	Delaware
HC Aurora, LLC (d/b/a Hollywood Casino Aurora)	Illinois
Houston Gaming Ventures, Inc.	Texas
HWCC—Tunica, LLC. (d/b/a Hollywood Casino Tunica)	Texas
Iowa Gaming Company, LLC	Iowa
Kansas Entertainment, LLC	Delaware
LVGV, LLC (d/b/a M Resort)	Nevada
Mountainview Thoroughbred Racing Association, LLC (d/b/a Hollywood Casino at Penn National Race Course)	Pennsylvania
Ohio Racing Company	Ohio
Penn Hollywood Kansas, Inc.	Delaware
Penn National GSFR, LLC	Delaware
Penn National Holdings, LLC	Delaware
Penn Sanford, LLC (d/b/a Sanford-Orlando Kennel Club)	Delaware
Penn Tenant LLC	Pennsylvania
Pennsylvania National Turf Club, LLC. (d/b/a Hollywood Casino at Penn National Race Course)	Pennsylvania
Pennwood Racing, Inc.	Delaware
PHK Staffing, LLC	Delaware
PM Texas, LLC	Delaware
PNGI Charles Town Gaming, LLC (d/b/a Hollywood Casino at Charles Town Races)	West Virginia
Prince George’s Racing Ventures, LLC (d/b/a Rosecroft Raceway)	Delaware
Raceway Park, Inc. (d/b/a Raceway Park)	Ohio
Sam Houston Race Park, LLC	Texas
San Diego Gaming Ventures, LLC	Delaware
SOKC, LLC (d/b/a Sanford-Orlando Kennel Club)	Delaware
St. Louis Gaming Ventures, LLC (d/b/a Hollywood Casino St. Louis)	Delaware
Indiana Gaming Company LLC (d/b/a Hollywood Casino Lawrenceburg)	Indiana
The Missouri Gaming Company, LLC (d/b/a Argosy Casino Riverside)	Missouri
Toledo Gaming Ventures, LLC (d/b/a Hollywood Casino Toledo)	Ohio
Valley Race Park, LLC	Texas
Youngstown Real Estate Ventures, LLC	Ohio
Zia Park LLC (d/b/a Zia Park Casino)	Delaware